AIA Document A111

                           Standard Form of Agreement

                          Between Owner and Contractor

                       where the basis of payment is the

                          COST OF THE WORK PLUS A FEE

                   with or without a Guaranteed Maximum Price

                                  1987 EDITION

       THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH
    AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION

        The 1987 Edition of AIA Document A201, General Conditions of the
           Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

         This document has been approved and endorsed by The Associated
                        General Contractors of America.

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AGREEMENT
made as of the Tenth day of October in the year of Nineteen Hundred and ninety-four


BETWEEN the Owner:         VCA South Bend Incorporated
Name and Address)          2777 E. Camelback Road
                           Phoenix, AZ 85016

and the Contractor:        Walton Construction Company, Inc.
(Name and Address)         3252 Roanoke
                           Kansas City, Missouri  64111

the Project is:            Varsity Clubs of America
(Name and Address)         Corner of Main Street and Edison Lakes Parkway
                           Mishawaka, Indiana 46545

the Architect is:          Balmer Architectural Group
(Name and Address)         5070 N. 40th Street
                           Suite 100
                           Phoenix, Arizona 85108

The Owner and Contractor agree as set forth below.

                                   ARTICLE 1

                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                  See Addendum

                                   ARTICLE 2

                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

                                   ARTICLE 3

                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                   ARTICLE 4

                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

October 10, 1994 for the Main Building and the Alumni House.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than
(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents)

                  See Addendum

subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

                                   ARTICLE 5

                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

    1.  $150,000 fixed fee

    2. No adjustments in fee for changes in the work directed by the owner, unless such changes exceed 5% of original contract. Overhead directly attributable to project is considered a job cost. See addendum.

    3. The contractor shall receive a bonus of $20,000 upon completing the Main Building by June 21, 1995 based on substantial completion.

5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed three-million-seven-hundred-twenty-one-thousand Dollars ($3,721,000), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

                  See Addendum

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

None

5.2.3 The amounts agreed to for unit prices, if any, are as follows:

(State  unit  prices  only  if  a  Guaranteed   Maximum  Price  is  inserted  in
Subparagraph 5.2.1.)

Not applicable.

                                   ARTICLE 6

                              CHANGES IN THE WORK

6.1      CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

                                   ARTICLE 7

                             COSTS TO BE REIMBURSED

7.1 The Term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1    LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory or administrative personnel when stationed at the site with the Owner's agreement.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel, not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions provided such costs are based on wages and salaries included in the Cost of the Work under clauses 7.1.1.1 through 7.1.1.3.

      Cost under this Clause 7.1.1.4 shall equal twenty-six percent (26%) of the wages and salaries referred to under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3  COSTS  OF  MATERIALS   AND  EQUIPMENT   INCORPORATED   IN  THE  COMPLETED
CONSTRUCTION

7.1.3.1 Costs including transportation of and storage of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

     Cost related to hand tools under this Clause 7.1.4.2 shall equal five percent (5%) of the total costs referenced to under Clauses 7.1.1.1 -
     7.1.1.14 but not to exceed $5,000.

7.1.4.3  Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel while traveling in discharge of duties connected with the Work.

7.1.5    MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use of similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6  Deposits  lost  for  causes  other  than  the  Contractor's   fault  or
negligence.

7.1.6    OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2      EMERGENCIES:  REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING  WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury, or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault of negligence of the Contractor or the Contractor's foreman, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault of neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defecting or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                   ARTICLE 8

                           COSTS NOT TO BE REIMBURSED

8.1   The Cost of the Work shall not include:

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3  Overhead and general  expenses,  except as may be  expressly  included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7    Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                   ARTICLE 9

                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                                   ARTICLE 10

                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established; the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment of Paragraphs
12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                   ARTICLE 11

                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                   ARTICLE 12

                               PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the twenty-fifth (25th) day of a month, the Owner shall make payment to the Contractor not later than the tenth (10th) day of the month.

12.4              See Addendum

12.5     CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. this schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of Five percent (5%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probably Cost of the Work upon its completion.

12.5.3.4  Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4   Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to ninety-five percent (95%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.
(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

Upon satisfactory substantial completion of portions of work, a specific subcontract sum retainage may be reduced to five percent (5%) of the original sum.

The subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits, and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

                                   ARTICLE 13

                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective of nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment.

                  See Addendum

13.2     The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3   Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended of supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

Annual Rate = 9.5%

14.3     Other provisions:

                  See addendum

                                   ARTICLE 15

                           TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work has been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below. (Subject to additions and deductions for changes in the work authorized by Owner.)

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probably Cost of the Work upon its completion.

15.3.3   Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                   ARTICLE 16

                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

16.1.3  The  Supplementary  and  other  Conditions  of the  Contract  are  those
contained in the Project Manual dated               , and are as follows:
                                      --------------

Document                          Title                              Pages
--------                          -----                              -----
                  -See addendum-

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                           Title                              Pages
-------                           -----                              -----
                  -See addendum-

16.1.5  The  Drawings  are as  follows,  and are  dated                unless  a
                                                        --------------
different  date is shown below:


(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                            Title                              Date
------                            -----                              ----
                  -See addendum-

16.1.6 The Addenda, if any, are as follows:

Number                            Date                               Pages
------                            ----                               -----

1. Performance bond in the amount of Guaranteed Maximum Price to be provided by contractor within one week of execution of this agreement, the form of which is attached hereto.

2. See attached letter from Schaefer-Smith-Ankeney Insurance Agency to ILK dated September 14, 1994 regarding required coverages for the construction of Varsity Clubs projects. All provisions of the letter shall be adhered except item 5.F.

3.   See attached addendum.

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

                  See Addendum

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER:                                      CONTRACTOR:

     VCA South Bend Incorporated              Walton Construction Company, Inc.
By:  Luis C.  Acosta                    By:   Donald F. Greenwood
     -----------------------------            ---------------------------
     Luis C. Acosta, President            Donald F. Greenwood, V.P. Estimating
  --------------------------------        --------------------------------------
     (Printed name and title)                    (Printed name and title)



                                    ADDENDUM

This Addendum modifies the Standard Form of Agreement Between Owner and Contractor (AIA Document A111, 1987 Edition), as filled-in and/or modified (the "Agreement"), to which this Addendum is attached. In the event of any inconsistency between the terms of the Agreement and the terms of this Addendum, then the terms of this Addendum shall govern. Where a portion of the Agreement is modified or deleted by this Addendum, the unaltered portions of the Agreement shall remain in effect.

(1) Paragraph 1.1 is amended by adding the following after the last sentence:

     The Drawings and the Specifications shall be those dated April 11, 1994 (as updated without notation on August 6, 1994) as modified by Architect to reflect those changes noted in the attached "Budget status report" dated October 31, 1994, which embodies the final results of various discussions among Owner, Contractor and Architect that commenced on or about October 4, 1994. Final Specifications incorporating these modifications are anticipated to be provided by the Architect on or about November 7, 1994. Final Drawings incorporating these modifications are anticipated to be provided by the Architect on or about November 15, 1994.

(2) Paragraph 4.2 shall be amended in its entirety to read as follows:

     4.2 The Contractor shall achieve Substantial Completion of the entire Work as follows:

          With respect to the Alumni House, six (6) months after receipt of final building permits, or June 1, 1995, whichever is earlier. Substantial Completion with respect to the Alumni House shall mean receipt of a temporary certificate of occupancy and shall include safe and comfortable accessibility for Owner and its guests and prospective purchasers, including a graveled or paved driveway (from the public street) and adjacent parking area.

          With respect to the Main Building, eight (8) months after receipt of final building permits, or August 1, 1995, whichever is earlier.

          Final building permits are anticipated to be received in approximately four weeks. Plans to be submitted 11-22-94

     Contractor agrees to apply for and diligently pursue all permits,  licenses
     and   inspections   necessary  in  order  to  timely  achieve   Substantial
     Completion.

     In the event Substantial Completion of the entire Work is not timely achieved, then Contractor shall be liable to Owner for liquidated damages as described below, which shall either be paid to Owner upon demand, or which shall be offset by Owner against any portion of the Contract Sum then owing Contractor:

          With respect to the Alumni House, $166 per day until Substantial Completion is achieved.

          With respect to the Main Building, $1,000 per day plus Owner's actual cost of employee overhead for all scheduled on-site salaried employees (estimated to be $20,000 per month) until Substantial Completion is achieved.

(3) Paragraph 5.1, Section 2, is amended by adding the following after the last sentence:

     In the event Owner decides to add a swimming pool to the Project, there shall be no adjustment in the Contractor's Fee, and the Cost of the Work for such pool shall be considered part of the original contract for purposes of this Agreement.

(4) Paragraph 5.2 is amended by adding the following after the last sentence:

     In the event that upon Substantial Completion the Cost of the Work plus the Contractor's Fee is less than the Guaranteed Maximum Price, the Contractor shall be entitled to a bonus equal to 40% of such savings.

(5) Paragraph 12.4 shall be amended in its entirety to read as follows:

     12.4 With each Application for Payment, the Contractor shall submit the original schedule of values for work based on the negotiated Guaranteed Maximum Price with line description totals. Such Application for Payment shall be for an amount equal to:

          (i) the percentages of costs of work for completed work

          (ii) materials ordered and delivered to the site or incorporated into the site

          (iii) documented materials ordered and stored offsite in an insured facility covering costs and expenses of such goods

          (iv) downpayments or deposits for materials ordered or work in progress (the foregoing items (i)- (iv) hereinafter in this Article XII referred to as "Completed Work").

     The Application for Payment shall be for an amount equal to the percentage of completed work for all items in such schedule of values, less progress payments already received by the contractor; and less retainage in the amounts authorized in the Agreement, less any amounts subject to retention which have previously been released or paid pursuant to mutual agreement between Owner and Contractor, and/or any subcontractors or materialmen.

     The Application for Payment shall be submitted on AIA Form G-702 to the Architect for approval for payment. Attached to each application, in addition to the items hereinbefore provided, shall be a waiver of lien agreement from Contractor and copies of executed lien waivers from all subcontractors and materialmen paid with proceeds from the preceding months Application for Payment.

     If any other provisions of this Article or the General Conditions are inconsistent with the foregoing, all such provisions are hereby modified to the extent necessary to be deemed consistent herewith.

(6) Paragraph 13.1, is amended by adding after subparagraph (1) the following:

     (2) A final Application for Payment and a final accounting for the Cost of the Work in the form of a detailed Job Cost Report have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) A final Certificate for Payment has been issued by the Architect. Such final payment shall be made by the Owner not more than 10 days after issuance of the architect's final Certificate for Payment; provided, however, and notwithstanding Clause 13.3, that Architect's final Certificate for Payment shall not be issued until a final certificate of occupancy for the Project has been issued.

(7) Subparagraph 14.3 is hereby added to read as follows:

     14.3 Other Provisions:

     14.3.1 The time for performance of any obligation of Contractor or Owner shall be extended in the event and to the extent that performance was delayed on account of a Force Majeure. For purposes of this Agreement, the term "Force Majeure" shall mean events beyond the control of the parties, including, without limitation, fire, flood, tornado, earthquake, war, riot, insurrection, strike, lock-out, boycott, embargo, acts of God, unavoidable casualties, labor disputes, unusual delays in transportation, unusual unavailability of materials and adverse weather conditions not reasonably anticipated. Any party who asserts the occurrence of Force Majeure shall give written notice within five (5) working days after the commencement of a delay caused by an event of Force Majeure, and any party making claim therefor shall give a supplemental notice of the period of time such delay caused by an event of Force Majeure is expected to last, otherwise any right of claim therefor shall be deemed waived.

     14.3.2 If at anytime Contractor hires an attorney to bring any action (whether judicial or pursuant to the arbitration provisions hereof) under this contract or consults with an attorney or places said contract or any amount thereof with an attorney for collection of any sums due Contractor hereunder, or if either party engages an attorney to bring any action for enforcement of either party's rights hereunder, then the prevailing party shall be entitled to recover in addition to any other sums recoverable under this contract the amount of all reasonable attorney's fees incurred by the prevailing party in either collecting sums owed hereunder or other right hereunder enforced or if no amounts are found due, then such other party in defending against such claim.

     14.3.3 Contractor shall comply fully with all laws, orders, citations, rules, regulations, standards and statutes, with respect to occupational safety and health, accident prevention, safety equipment and practices, including accident prevention and safety programs. Contractor shall conduct inspections to determine that safe working conditions and equipment exist and assumes sole responsibility for providing a safe place to work for its employees and for employees of its Subcontractors and suppliers, for the adequacy of and required use of all safety equipment and for full compliance with the aforesaid laws, orders, citations, rules, regulations, standards and statutes.

OWNER                               CONTRACTOR

VCA South Bend Incorporated           Walton Construction Company, Inc.

By:  Luis C. Acosta               By:   Donald F. Greenwood
   ---------------------------       ---------------------------------------
     Luis C. Acosta                     Donald F. Greenwood
   ---------------------------       ---------------------------------------
     Typed or printed name              Typed or printed name

Its: President                     Its:  Vice President/Estimating
   ---------------------------       ----------------------------------------